Exhibit 99.1

NEWS RELEASE

TCF Financial Corporation • 200 Lake Street East • Wayzata MN 55391

FOR IMMEDIATE RELEASE

Contact:
Mark Goldman        (952) 475-7050        news@tcfbank.com         (Media)
Jason Korstange        (952) 745-2755        investor@tcfbank.com        (Investors)

TCF REPORTS QUARTERLY NET INCOME OF $57.7 MILLION, OR 31 CENTS PER SHARE

SECOND QUARTER HIGHLIGHTS
- Revenue of $330.9 million, up 3.6 percent from the second quarter of 2015
- Non-interest expense of $227.3 million, up 1.9 percent from the second quarter of 2015
- Efficiency ratio of 68.7 percent, down 115 basis points from the second quarter of 2015
- Period-end loans and leases of $17.5 billion, up 3.5 percent from June 30, 2015
- Loan and lease originations of $4.3 billion, up 8.4 percent from the second quarter of 2015
- Average deposits of $17.3 billion, up 9.0 percent from the second quarter of 2015
- Non-accrual loans and leases of $195.5 million, down 4.9 percent from June 30, 2015
- Net charge-offs as a percentage of average loans and leases of 0.23 percent, down 18 basis points from the second quarter of 2015
- Earnings per share of 31 cents, up 6.9 percent from the second quarter of 2015

Summary of Financial Results								Table 1
				Percent Change
(Dollars in thousands, except per-share data)	2Q	1Q	2Q	2Q16 vs	2Q16 vs	YTD	YTD	Percent
	2016	2016	2015	1Q16	2Q15	2016	2015	Change
Net income attributable to TCF	$57,694	$48,046	$52,255	20.1%	10.4%	$105,740	$92,056	14.9%
Net interest income	212,984	211,658	206,029	0.6	3.4	424,642	409,449	3.7
Diluted earnings per common share	0.31	0.26	0.29	19.2	6.9	0.57	0.50	14.0

Financial Ratios(1)
Pre-tax pre-provision return on average assets(2)	1.95%	1.83%	1.94%			1.89%	1.76%
Return on average assets	1.14	0.96	1.11			1.05	0.98
Return on average common equity	10.09	8.45	9.93			9.28	8.71
Return on average tangible common equity(3)	11.38	9.57	11.34			10.49	9.98
Net interest margin	4.35	4.37	4.44			4.36	4.47
Net charge-offs as a percentage of average loans and leases	0.23	0.27	0.41			0.25	0.34

(1) Annualized.
(2) Pre-tax pre-provision profit is calculated as total revenues less non-interest expense.
(3) See "Reconciliation of GAAP to Non-GAAP Financial Measures" table.

WAYZATA, Minn. (July 22, 2016) - TCF Financial Corporation ("TCF" or the "Company") (NYSE: TCB) today reported net income of $57.7 million for the second quarter of 2016, compared with net income of $52.3 million for the second quarter of 2015, and net income of $48.0 million for the first quarter of 2016. Diluted earnings per common share was 31 cents for the second quarter of 2016, compared with 29 cents for the second quarter of 2015, and 26 cents for the first quarter of 2016.

TCF reported net income of $105.7 million for the first six months of 2016, compared with net income of $92.1 million for the same period in 2015. Diluted earnings per common share was 57 cents for the first six months of 2016, compared with 50 cents for the same period in 2015.

"TCF had a strong second quarter as year-over-year revenue growth continued to outpace expense growth," said Craig R. Dahl, president and chief executive officer. "Operating leverage, one of TCF’s four strategic pillars, remained in focus during the quarter as we generated strong non-interest income from our national lending businesses while continuing to manage our overall expense base. Despite the ongoing headwinds from the rate environment, we managed to sustain our loan yields and manage our deposit costs during the quarter. Our diversification strategy continues to drive good outcomes with strong loan and lease originations taking place while maintaining stable credit quality across all business units.

"Our business results indicate true progress against our four strategic pillars: diversification, profitable growth, operating leverage and core funding. As we move to the second half of 2016 and beyond, the team at TCF is focused on improving the experience of our customer and accelerating value creation for our shareholders."

Revenue

Total Revenue								Table 2
				Percent Change
(Dollars in thousands)	2Q	1Q	2Q	2Q16 vs	2Q16 vs	YTD	YTD	Percent
	2016	2016	2015	1Q16	2Q15	2016	2015	Change
Net interest income	$212,984	$211,658	$206,029	0.6%	3.4%	$424,642	$409,449	3.7%
Non-interest income:
Fees and service charges	34,622	32,817	36,295	5.5	(4.6)	67,439	70,267	(4.0)
Card revenue	14,083	13,363	13,902	5.4	1.3	27,446	26,803	2.4
ATM revenue	5,288	5,021	5,540	5.3	(4.5)	10,309	10,662	(3.3)
Subtotal	53,993	51,201	55,737	5.5	(3.1)	105,194	107,732	(2.4)
Gains on sales of auto loans, net	10,143	11,920	10,756	(14.9)	(5.7)	22,063	17,021	29.6
Gains on sales of consumer real estate loans, net	10,839	9,384	11,954	15.5	(9.3)	20,223	20,717	(2.4)
Servicing fee income	9,502	8,883	7,216	7.0	31.7	18,385	14,558	26.3
Subtotal	30,484	30,187	29,926	1.0	1.9	60,671	52,296	16.0
Leasing and equipment finance	31,074	28,487	26,385	9.1	17.8	59,561	48,609	22.5
Other	2,405	2,843	1,460	(15.4)	64.7	5,248	5,587	(6.1)
Fees and other revenue	117,956	112,718	113,508	4.6	3.9	230,674	214,224	7.7
Gains (losses) on securities, net	—	(116)	(59)	(100.0)	(100.0)	(116)	(137)	15.3
Total non-interest income	117,956	112,602	113,449	4.8	4.0	230,558	214,087	7.7
Total revenue	$330,940	$324,260	$319,478	2.1	3.6	$655,200	$623,536	5.1

Net interest margin(1)	4.35%	4.37%	4.44%			4.36%	4.47%
Total non-interest income as a percentage of total revenue	35.6	34.7	35.5			35.2	34.3

(1) Annualized.

Net Interest Income

•
Net interest income for the second quarter of 2016 increased $7.0 million, or 3.4 percent, compared with the second quarter of 2015. The increase was primarily due to higher average loan and lease balances in the auto finance and inventory finance portfolios and higher average balances of securities available for sale and loans and leases held for sale. The increase was partially offset by the run-off of consumer real estate first mortgage lien loan balances, overall net margin compression and higher promotional rates paid on certificates of deposit.

•
Net interest income for the second quarter of 2016 increased $1.3 million, or 0.6 percent, compared with the first quarter of 2016. The increase was primarily due to higher average loan balances in the inventory finance portfolio driven by peak seasonality balances during the first two months of the second quarter of 2016 and higher average balances of loans and leases held for sale, securities available for sale from growth of the municipal securities portfolio and loans in the auto finance portfolio due to maturation of the business model. The increase was partially offset by lower average consumer real estate loan balances due to the run-off of consumer real estate first mortgage lien loan balances and a net decrease in consumer real estate junior lien loan balances.

•
Net interest margin for the second quarter of 2016 was 4.35 percent, compared with 4.44 percent for the second quarter of 2015 and 4.37 percent for the first quarter of 2016. The decrease compared with the second quarter of 2015 was primarily due to higher rates paid on certificates of deposit and margin compression resulting from the impact of the ongoing low interest rate environment. The decrease compared with the first quarter of 2016 was primarily due to the run-off of consumer real estate first mortgage lien loan balances and higher rates paid on certificates of deposit.

Non-interest Income

•
Fees and service charges in the second quarter of 2016 were $34.6 million, down $1.7 million, or 4.6 percent, from the second quarter of 2015 and up $1.8 million, or 5.5 percent, from the first quarter of 2016. The decrease compared with the second quarter of 2015 was primarily due to ongoing consumer behavior changes, as well as higher average checking account balances per customer. The increase compared with the first quarter of 2016 was primarily due to seasonality resulting in an increase in transaction activity.

•
TCF sold $533.4 million, $436.4 million and $444.3 million of auto loans during the second quarters of 2016 and 2015, and the first quarter of 2016, respectively, resulting in net gains in each period.

•
TCF sold $344.6 million, $364.9 million and $321.4 million of consumer real estate loans during the second quarters of 2016 and 2015, and the first quarter of 2016, respectively, resulting in net gains in each period. TCF has two consumer real estate loan sale programs; one that sells nationally originated junior lien loans and the other that originates first mortgage lien loans in our primary banking markets and sells the loans through a correspondent relationship.

•
Servicing fee income was $9.5 million on $4.7 billion of average loans and leases serviced for others during the second quarter of 2016, compared with $7.2 million on $3.7 billion for the second quarter of 2015 and $8.9 million on $4.4 billion for the first quarter of 2016. The increases from both periods were primarily due to the cumulative effect of the increase in the portfolio of auto and consumer real estate loans sold with servicing retained by TCF.

Loans and Leases

Period-End and Average Loans and Leases								Table 3
				Percent Change
(Dollars in thousands)	2Q	1Q	2Q	2Q16 vs	2Q16 vs	YTD	YTD	Percent
	2016	2016	2015	1Q16	2Q15	2016	2015	Change
Period-End:
Consumer real estate:
First mortgage lien	$2,409,320	$2,521,492	$2,865,911	(4.4)%	(15.9)%
Junior lien	2,677,522	2,729,075	2,678,118	(1.9)	—
Total consumer real estate	5,086,842	5,250,567	5,544,029	(3.1)	(8.2)
Commercial	3,096,046	3,114,594	3,112,344	(0.6)	(0.5)
Leasing and equipment finance	4,120,359	4,005,934	3,791,215	2.9	8.7
Inventory finance	2,334,893	2,676,675	2,106,087	(12.8)	10.9
Auto finance	2,812,807	2,786,731	2,301,714	0.9	22.2
Other	20,890	18,940	21,852	10.3	(4.4)
Total	$17,471,837	$17,853,441	$16,877,241	(2.1)	3.5

Average:
Consumer real estate:
First mortgage lien	$2,464,692	$2,573,915	$2,936,793	(4.2)%	(16.1)%	$2,519,303	$3,006,411	(16.2)%
Junior lien	2,794,035	2,884,859	2,650,894	(3.1)	5.4	2,839,448	2,632,816	7.8
Total consumer real estate	5,258,727	5,458,774	5,587,687	(3.7)	(5.9)	5,358,751	5,639,227	(5.0)
Commercial	3,109,946	3,158,101	3,148,272	(1.5)	(1.2)	3,134,023	3,151,124	(0.5)
Leasing and equipment finance	4,032,112	3,992,678	3,751,776	1.0	7.5	4,012,395	3,740,691	7.3
Inventory finance	2,564,648	2,433,534	2,292,481	5.4	11.9	2,499,091	2,201,183	13.5
Auto finance	2,751,679	2,703,880	2,211,014	1.8	24.5	2,727,779	2,116,604	28.9
Other	9,585	10,018	10,734	(4.3)	(10.7)	9,802	11,173	(12.3)
Total	$17,726,697	$17,756,985	$17,001,964	(0.2)	4.3	$17,741,841	$16,860,002	5.2

•
Period-end loans and leases were $17.5 billion at June 30, 2016, an increase of $0.6 billion, or 3.5 percent, compared with June 30, 2015 and a decrease of $0.4 billion, or 2.1 percent, compared with March 31, 2016. Average loans and leases were $17.7 billion for the second quarter of 2016, an increase of $0.7 billion, or 4.3 percent, compared with the second quarter of 2015 and consistent with the first quarter of 2016.

The increases from June 30, 2015 were primarily due to the maturation of the business model in auto finance and an increase in the leasing and equipment finance portfolio due to strong originations, as well as expansion of the lawn and garden segment of inventory finance, partially offset by run-off in the consumer real estate first mortgage lien portfolio. The decrease from March 31, 2016 for period-end loans and leases was primarily due to seasonal decreases in the inventory finance portfolio and run-off in the consumer real estate first mortgage lien portfolio, partially offset by an increase in the leasing and equipment finance portfolio due to strong originations.

•
Loan and lease originations were $4.3 billion for the second quarter of 2016, an increase of $0.3 billion, or 8.4 percent, compared with the second quarter of 2015 and an increase of $0.2 billion, or 6.1 percent, compared with the first quarter of 2016. The increase from the second quarter of 2015 was primarily due to strong growth in the lawn and garden segment of inventory finance and increases in auto finance and leasing and equipment finance originations, partially offset by a decrease in consumer real estate originations. The increase from the first quarter of 2016 was primarily due to increases in consumer real estate and leasing and equipment finance originations, partially offset by a decrease in inventory finance originations.

Credit Quality

Credit Trends							Table 4
						Change
(Dollars in thousands)	2Q	1Q	4Q	3Q	2Q	2Q16 vs	2Q16 vs
	2016	2016	2015	2015	2015	1Q16	2Q15
Over 60-day delinquencies as a percentage of period-end loans and leases(1)	0.12%	0.10%	0.11%	0.17%	0.10%	2 bps	2 bps
Net charge-offs as a percentage of average loans and leases(2)	0.23	0.27	0.29	0.23	0.41	(4)	(18)
Non-accrual loans and leases and other real estate owned	$232,334	$241,090	$250,448	$264,694	$263,717	(3.6)%	(11.9)%
Provision for credit losses	13,250	18,842	17,607	10,018	12,528	(29.7)	5.8

(1) Excludes acquired portfolios and non-accrual loans and leases.
(2) Annualized.

•
The over 60-day delinquency rate, excluding acquired portfolios and non-accrual loans and leases, was 0.12 percent at June 30, 2016, up from 0.10 percent at both June 30, 2015 and March 31, 2016. The increases from both periods were primarily driven by delinquencies in the commercial real estate portfolio.

•
The net charge-off rate was 0.23 percent for the second quarter of 2016, down from 0.41 percent for the second quarter of 2015, and down from 0.27 percent for the first quarter of 2016. The decreases from both periods were primarily due to improved credit quality in the consumer real estate portfolio.

•
Non-accrual loans and leases and other real estate owned was $232.3 million at June 30, 2016, a decrease of $31.4 million, or 11.9 percent, from June 30, 2015, and a decrease of $8.8 million, or 3.6 percent, from March 31, 2016. The decrease from June 30, 2015 was primarily due to sales of consumer real estate and commercial properties, improving credit quality trends and continued efforts to actively work out problem loans in the commercial real estate portfolio. The decrease from March 31, 2016 was primarily due to sales of consumer real estate properties outpacing additions and improving credit quality trends in the consumer real estate portfolio. Non-accrual loans and leases and other real estate owned at June 30, 2016 was the lowest balance since the third quarter of 2008.

•
Provision for credit losses was $13.3 million for the second quarter of 2016, an increase of $0.7 million, or 5.8 percent, from the second quarter of 2015, and a decrease of $5.6 million, or 29.7 percent, from the first quarter of 2016. The increase from the second quarter of 2015 was primarily due to increased reserve requirements related to growth in the auto finance, leasing and equipment finance and inventory finance portfolios as well as increased reserve requirements related to changes in economic outlook, partially offset by decreased net charge-offs and improved credit quality in the consumer real estate and commercial portfolios. The decrease from the first quarter of 2016 was primarily due to lower net charge-offs and reduced reserve requirements in the consumer real estate portfolio.

Deposits

Average Deposits								Table 5
				Percent Change
(Dollars in thousands)	2Q	1Q	2Q	2Q16 vs	2Q16 vs	YTD	YTD	Percent
	2016	2016	2015	1Q16	2Q15	2016	2015	Change

Checking	$5,727,147	$5,593,300	$5,428,419	2.4%	5.5%	$5,660,223	$5,364,911	5.5%
Savings	4,690,376	4,713,765	5,048,053	(0.5)	(7.1)	4,702,072	5,104,561	(7.9)
Money market	2,557,897	2,472,751	2,261,567	3.4	13.1	2,515,324	2,205,764	14.0
Certificates of deposit	4,308,367	4,104,951	3,116,718	5.0	38.2	4,206,659	3,079,461	36.6
Total average deposits	$17,283,787	$16,884,767	$15,854,757	2.4	9.0	$17,084,278	$15,754,697	8.4

Average interest rate on deposits(1)	0.37%	0.36%	0.28%			0.36%	0.28%

(1) Annualized.

•
Total average deposits for the second quarter of 2016 increased $1.4 billion, or 9.0 percent, from the second quarter of 2015 and increased $0.4 billion, or 2.4 percent, from the first quarter of 2016. The increases from both periods were primarily due to special campaigns for certificates of deposit as well as growth in checking and money market balances.

•
The average interest rate on deposits for the second quarter of 2016 was 0.37 percent, up 9 basis points from the second quarter of 2015 and up 1 basis point from the first quarter of 2016. The increases from both periods were primarily due to increased average interest rates resulting from promotions for certificates of deposit.

Non-interest Expense

Non-interest Expense								Table 6
				Change
(Dollars in thousands)	2Q	1Q	2Q	2Q16 vs	2Q16 vs	YTD	YTD	Percent
	2016	2016	2015	1Q16	2Q15	2016	2015	Change

Compensation and employee benefits	$118,093	$124,473	$116,159	(5.1)%	1.7%	$242,566	$231,974	4.6%
Occupancy and equipment	36,884	37,008	36,152	(0.3)	2.0	73,892	72,979	1.3
FDIC insurance	3,751	4,113	4,864	(8.8)	(22.9)	7,864	10,257	(23.3)
Advertising and marketing	5,678	5,887	5,150	(3.6)	10.3	11,565	11,673	(0.9)
Other	49,987	43,348	45,887	15.3	8.9	93,335	94,020	(0.7)
Subtotal	214,393	214,829	208,212	(0.2)	3.0	429,222	420,903	2.0
Operating lease depreciation	9,842	9,573	8,582	2.8	14.7	19,415	16,316	19.0
Foreclosed real estate and repossessed assets, net	3,135	3,920	6,377	(20.0)	(50.8)	7,055	12,573	(43.9)
Other credit costs, net	(54)	12	(62)	N.M.	12.9	(42)	84	N.M.
Total non-interest expense	$227,316	$228,334	$223,109	(0.4)	1.9	$455,650	$449,876	1.3

Efficiency ratio	68.69%	70.42%	69.84%	(173) bps	(115) bps	69.54%	72.15%	(261) bps

N.M. Not Meaningful.

•
Compensation and employee benefits expense increased $1.9 million, or 1.7 percent, from the second quarter of 2015 and decreased $6.4 million, or 5.1 percent, from the first quarter of 2016. The increase from the second quarter of 2015 was primarily due to higher incentives based on production results. The decrease from the first quarter of 2016 was primarily due to seasonality of payroll taxes.

•
Branch realignment expense of $2.9 million during the second quarter of 2016 relating to the pending closure of two traditional branches was included within other non-interest expense. There was no branch realignment expense during 2015.

•	Operating lease depreciation is a transactional cost that is typically more than offset by increases in leasing and equipment finance non-interest income.

•
Foreclosed real estate and repossessed assets, net, decreased $3.2 million, or 50.8 percent from the second quarter of 2015 and decreased $0.8 million, or 20.0 percent, from the first quarter of 2016. The decrease from the second quarter of 2015 was primarily due to lower write-downs on existing foreclosed commercial properties and lower operating costs associated with maintaining fewer consumer and commercial properties, partially offset by higher repossessed asset expense. The decrease from the first quarter of 2016 was primarily due to lower write-downs on existing foreclosed consumer and commercial properties and lower operating costs associated with maintaining fewer consumer properties.

Capital

Capital Information		Table 7

(Dollars in thousands, except per-share data)	2Q 2016	4Q 2015
Total equity	$2,419,758	$2,306,917
Book value per common share	12.48	11.94
Tangible book value per common share(1)	11.15	10.59
Common equity to assets	10.13%	9.80%
Tangible common equity to tangible assets(1)	9.15	8.79
Capital accumulation rate(2)	8.98	10.44

Regulatory Capital:	2Q 2016(3)	4Q 2015
Common equity Tier 1 capital	$1,895,936	$1,814,442
Tier 1 capital	2,177,700	2,092,195
Total capital	2,563,277	2,487,060

Regulatory Capital Ratios:
Common equity Tier 1 capital ratio	10.16%	10.00%
Tier 1 risk-based capital ratio	11.67	11.54
Total risk-based capital ratio	13.73	13.71
Tier 1 leverage ratio	10.38	10.46

(1) See "Reconciliation of GAAP to Non-GAAP Financial Measures" table.
(2) Calculated as the change in annualized year-to-date common equity Tier 1 capital as a percentage of prior year end common equity Tier 1 capital.
(3) The regulatory capital ratios for 2Q 2016 are preliminary pending completion and filing of the Company's regulatory reports.

•
TCF maintained strong capital ratios as the Company accumulates capital through earnings. The decrease in the Tier 1 leverage ratio from the fourth quarter of 2015 was primarily the result of asset growth.

•
On July 20, 2016, TCF's Board of Directors declared a regular quarterly cash dividend of 7.5 cents per common share, payable on September 1, 2016, to stockholders of record at the close of business on August 15, 2016. TCF also declared dividends on the 7.50% Series A and 6.45% Series B Non-Cumulative Perpetual Preferred Stock, both payable on September 1, 2016, to stockholders of record at the close of business on August 15, 2016.

Webcast Information
A live webcast of TCF's conference call to discuss the second quarter earnings will be hosted at TCF's website, http://ir.tcfbank.com, on July 22, 2016 at 9:00 a.m. CDT. A slide presentation for the call will be available on the website prior to the call. Additionally, the webcast will be available for replay on TCF's website after the conference call. The website also includes free access to company news releases, TCF's annual report, investor presentations and SEC filings.

TCF is a Wayzata, Minnesota-based national bank holding company. As of June 30, 2016, TCF had $21.1 billion in total assets and 342 branches in Illinois, Minnesota, Michigan, Colorado, Wisconsin, Arizona and South Dakota providing retail and commercial banking services. TCF, through its subsidiaries, also conducts commercial leasing, equipment finance, and auto finance business in all 50 states and commercial inventory finance business in all 50 states and Canada. For more information about TCF, please visit http://ir.tcfbank.com.

Cautionary Statements for Purposes of the Safe Harbor Provisions of the Securities Litigation Reform Act
Any statements contained in this earnings release regarding the outlook for the Company's businesses and their respective markets, such as projections of future performance, guidance, statements of the Company's plans and objectives, forecasts of market trends and other matters, are forward-looking statements based on the Company's assumptions and beliefs. Such statements may be identified by such words or phrases as "will likely result," "are expected to," "will continue," "outlook," "will benefit," "is anticipated," "estimate," "project," "management believes" or similar expressions. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those discussed in such statements and no assurance can be given that the results in any forward-looking statement will be achieved. For these statements, TCF claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Any forward-looking statement speaks only as of the date on which it is made, and we disclaim any obligation to subsequently revise any forward-looking statement to reflect events or circumstances after such date or to reflect the occurrence of anticipated or unanticipated events.

Certain factors could cause the Company's future results to differ materially from those expressed or implied in any forward-looking statements contained herein. These factors include the factors discussed in Part I, Item 1A of the Company's Annual Report on Form 10-K for the year ended December 31, 2015 under the heading "Risk Factors", the factors discussed below and any other cautionary statements, written or oral, which may be made or referred to in connection with any such forward-looking statements. Since it is not possible to foresee all such factors, these factors should not be considered as complete or exhaustive.

Adverse Economic or Business Conditions; Competitive Conditions; Credit and Other Risks. Deterioration in general economic and banking industry conditions, including those arising from government shutdowns, defaults, anticipated defaults or rating agency downgrades of sovereign debt (including debt of the U.S.), or increases in unemployment; adverse economic, business and competitive developments such as shrinking interest margins, reduced demand for financial services and loan and lease products, deposit outflows, increased deposit costs due to competition for deposit growth and evolving payment system developments, deposit account attrition or an inability to increase the number of deposit accounts; customers completing financial transactions without using a bank; adverse changes in credit quality and other risks posed by TCF's loan, lease, investment, securities held to maturity and securities available for sale portfolios, including declines in commercial or residential real estate values, changes in the allowance for loan and lease losses dictated by new market conditions or regulatory requirements, or the inability of home equity line borrowers to make increased payments caused by increased interest rates or amortization of principal; deviations from estimates of prepayment rates and fluctuations in interest rates that result in decreases in the value of assets such as interest-only strips that arise in connection with TCF's loan sales activity; interest rate risks resulting from fluctuations in prevailing interest rates or other factors that result in a mismatch between yields earned on TCF's interest-earning assets and the rates paid on its deposits and borrowings; foreign currency exchange risks; counterparty risk, including the risk of defaults by our counterparties or diminished availability of counterparties who satisfy our credit quality requirements; decreases in demand for the types of equipment that TCF leases or finances; the effect of any negative publicity.

Legislative and Regulatory Requirements. New consumer protection and supervisory requirements and regulations, including those resulting from action by the Consumer Financial Protection Bureau and changes in the scope of Federal preemption of state laws that could be applied to national banks and their subsidiaries; the imposition of requirements that adversely impact TCF's deposit, lending, loan collection and other business activities such as mortgage foreclosure moratorium laws, further regulation of financial institution campus banking programs, use by municipalities of eminent domain on property securing troubled residential mortgage loans, or imposition of underwriting or other limitations that impact the ability to offer certain variable-rate products; changes affecting customer account charges and fee income, including changes to interchange rates; regulatory actions or changes in customer opt-in preferences with respect to overdrafts, which may have an adverse impact on TCF; changes to bankruptcy laws which would result in the loss of all or part of TCF's security interest due to collateral value declines; deficiencies in TCF's compliance under the Bank Secrecy Act in past or future periods, which may result in regulatory enforcement action including monetary penalties; increased health care costs resulting from Federal health care reform; regulatory criticism and resulting enforcement actions or other adverse consequences such as increased capital requirements, higher deposit insurance assessments or monetary damages or penalties; heightened regulatory practices, requirements or expectations, including, but not limited to, requirements related to enterprise risk management, the Bank Secrecy Act and anti-money laundering compliance activity.

Earnings/Capital Risks and Constraints, Liquidity Risks. Limitations on TCF's ability to pay dividends or to increase dividends because of financial performance deterioration, regulatory restrictions or limitations; increased deposit insurance premiums, special assessments or other costs related to adverse conditions in the banking industry; the impact on banks of regulatory reform, including additional capital, leverage, liquidity and risk management requirements or changes in the composition of qualifying regulatory capital; adverse changes in securities markets directly or indirectly affecting TCF's ability to sell assets or to fund its operations; diminished unsecured borrowing capacity resulting from TCF credit rating downgrades or unfavorable conditions in the credit markets that restrict or limit various funding sources; costs associated with new regulatory requirements or interpretive guidance relating to liquidity; uncertainties relating to future retail deposit account changes, including limitations on TCF's ability to predict customer behavior and the impact on TCF's fee revenues.

Branching Risk; Growth Risks. Adverse developments affecting TCF's supermarket banking relationships or any of the supermarket chains in which TCF maintains supermarket branches; costs related to closing underperforming branches; inability to timely close underperforming branches due to long-term lease obligations; slower than anticipated growth in existing or acquired businesses; inability to successfully execute on TCF's growth strategy through acquisitions or cross-selling opportunities; failure to expand or diversify TCF's balance sheet through new or expanded programs or opportunities; failure to successfully attract and retain new customers, including the failure to attract and retain manufacturers and dealers to expand the inventory finance business; failure to effectuate, and risks of claims related to, sales and securitizations of loans; risks related to new product additions and addition of distribution channels (or entry into new markets) for existing products.

Technological and Operational Matters. Technological or operational difficulties, loss or theft of information, cyber-attacks and other security breaches, counterparty failures and the possibility that deposit account losses (fraudulent checks, etc.) may increase; failure to keep pace with technological change, including the failure to develop and maintain technology necessary to satisfy customer demands; ability to attract and retain employees given competitive conditions.

Litigation Risks. Results of litigation or government enforcement actions, including class action litigation or enforcement actions concerning TCF's lending or deposit activities, including account opening/origination, servicing practices, fees or charges, employment practices, or checking account overdraft program "opt in" requirements; and possible increases in indemnification obligations for certain litigation against Visa U.S.A.

Accounting, Audit, Tax and Insurance Matters. Changes in accounting standards or interpretations of existing standards; federal or state monetary, fiscal or tax policies, including adoption of state legislation that would increase state taxes; ineffective internal controls; adverse federal, state or foreign tax assessments or findings in tax audits; lack of or inadequate insurance coverage for claims against TCF; potential for claims and legal action related to TCF's fiduciary responsibilities.

TCF FINANCIAL CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(Dollars in thousands, except per-share data)
(Unaudited)

	Three Months Ended June 30,		Change
	2016	2015	$	%
Interest income:
Loans and leases	$214,128	$207,164	$6,964	3.4%
Securities available for sale	6,396	3,543	2,853	80.5
Securities held to maturity	1,116	1,384	(268)	(19.4)
Investments and other	12,364	10,990	1,374	12.5
Total interest income	234,004	223,081	10,923	4.9
Interest expense:
Deposits	15,893	11,080	4,813	43.4
Borrowings	5,127	5,972	(845)	(14.1)
Total interest expense	21,020	17,052	3,968	23.3
Net interest income	212,984	206,029	6,955	3.4
Provision for credit losses	13,250	12,528	722	5.8
Net interest income after provision for credit losses	199,734	193,501	6,233	3.2
Non-interest income:
Fees and service charges	34,622	36,295	(1,673)	(4.6)
Card revenue	14,083	13,902	181	1.3
ATM revenue	5,288	5,540	(252)	(4.5)
Subtotal	53,993	55,737	(1,744)	(3.1)
Gains on sales of auto loans, net	10,143	10,756	(613)	(5.7)
Gains on sales of consumer real estate loans, net	10,839	11,954	(1,115)	(9.3)
Servicing fee income	9,502	7,216	2,286	31.7
Subtotal	30,484	29,926	558	1.9
Leasing and equipment finance	31,074	26,385	4,689	17.8
Other	2,405	1,460	945	64.7
Fees and other revenue	117,956	113,508	4,448	3.9
Gains (losses) on securities, net	—	(59)	59	(100.0)
Total non-interest income	117,956	113,449	4,507	4.0
Non-interest expense:
Compensation and employee benefits	118,093	116,159	1,934	1.7
Occupancy and equipment	36,884	36,152	732	2.0
FDIC insurance	3,751	4,864	(1,113)	(22.9)
Advertising and marketing	5,678	5,150	528	10.3
Other	49,987	45,887	4,100	8.9
Subtotal	214,393	208,212	6,181	3.0
Operating lease depreciation	9,842	8,582	1,260	14.7
Foreclosed real estate and repossessed assets, net	3,135	6,377	(3,242)	(50.8)
Other credit costs, net	(54)	(62)	8	12.9
Total non-interest expense	227,316	223,109	4,207	1.9
Income before income tax expense	90,374	83,841	6,533	7.8
Income tax expense	29,706	28,902	804	2.8
Income after income tax expense	60,668	54,939	5,729	10.4
Income attributable to non-controlling interest	2,974	2,684	290	10.8
Net income attributable to TCF Financial Corporation	57,694	52,255	5,439	10.4
Preferred stock dividends	4,847	4,847	—	—
Net income available to common stockholders	$52,847	$47,408	$5,439	11.5

Net income per common share:
Basic	$0.32	$0.29	$0.03	10.3%
Diluted	0.31	0.29	0.02	6.9

Dividends declared per common share	$0.075	$0.05	$0.025	50.0%

Average common and common equivalent shares
outstanding (in thousands):
Basic	167,334	165,589	1,745	1.1%
Diluted	167,849	166,118	1,731	1.0

TCF FINANCIAL CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(Dollars in thousands, except per-share data)
(Unaudited)

	Six Months Ended June 30,		Change
	2016	2015	$	%
Interest income:
Loans and leases	$428,933	$413,140	$15,793	3.8%
Securities available for sale	11,894	6,623	5,271	79.6
Securities held to maturity	2,435	2,789	(354)	(12.7)
Investments and other	23,084	20,323	2,761	13.6
Total interest income	466,346	442,875	23,471	5.3
Interest expense:
Deposits	30,884	22,152	8,732	39.4
Borrowings	10,820	11,274	(454)	(4.0)
Total interest expense	41,704	33,426	8,278	24.8
Net interest income	424,642	409,449	15,193	3.7
Provision for credit losses	32,092	25,319	6,773	26.8
Net interest income after provision for credit losses	392,550	384,130	8,420	2.2
Non-interest income:
Fees and service charges	67,439	70,267	(2,828)	(4.0)
Card revenue	27,446	26,803	643	2.4
ATM revenue	10,309	10,662	(353)	(3.3)
Subtotal	105,194	107,732	(2,538)	(2.4)
Gains on sales of auto loans, net	22,063	17,021	5,042	29.6
Gains on sales of consumer real estate loans, net	20,223	20,717	(494)	(2.4)
Servicing fee income	18,385	14,558	3,827	26.3
Subtotal	60,671	52,296	8,375	16.0
Leasing and equipment finance	59,561	48,609	10,952	22.5
Other	5,248	5,587	(339)	(6.1)
Fees and other revenue	230,674	214,224	16,450	7.7
Gains (losses) on securities, net	(116)	(137)	21	15.3
Total non-interest income	230,558	214,087	16,471	7.7
Non-interest expense:
Compensation and employee benefits	242,566	231,974	10,592	4.6
Occupancy and equipment	73,892	72,979	913	1.3
FDIC insurance	7,864	10,257	(2,393)	(23.3)
Advertising and marketing	11,565	11,673	(108)	(0.9)
Other	93,335	94,020	(685)	(0.7)
Subtotal	429,222	420,903	8,319	2.0
Operating lease depreciation	19,415	16,316	3,099	19.0
Foreclosed real estate and repossessed assets, net	7,055	12,573	(5,518)	(43.9)
Other credit costs, net	(42)	84	(126)	N.M.
Total non-interest expense	455,650	449,876	5,774	1.3
Income before income tax expense	167,458	148,341	19,117	12.9
Income tax expense	56,509	51,730	4,779	9.2
Income after income tax expense	110,949	96,611	14,338	14.8
Income attributable to non-controlling interest	5,209	4,555	654	14.4
Net income attributable to TCF Financial Corporation	105,740	92,056	13,684	14.9
Preferred stock dividends	9,694	9,694	—	—
Net income available to common stockholders	$96,046	$82,362	$13,684	16.6

Net income per common share:
Basic	$0.57	$0.50	$0.07	14.0%
Diluted	0.57	0.50	0.07	14.0

Dividends declared per common share	$0.15	$0.10	$0.05	50.0%

Average common and common equivalent shares
outstanding (in thousands):
Basic	167,111	165,219	1,892	1.1%
Diluted	167,638	165,744	1,894	1.1

N.M. Not Meaningful.

TCF FINANCIAL CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
(Dollars in thousands)
(Unaudited)

	Three Months Ended June 30,		Change
	2016	2015	$	%
Net income attributable to TCF Financial Corporation	$57,694	$52,255	$5,439	10.4%
Other comprehensive income (loss):
Securities available for sale:
Unrealized gains (losses) arising during the period	21,128	(11,140)	32,268	N.M.
Reclassification of net (gains) losses to net income	749	286	463	161.9
Net investment hedges:
Unrealized gains (losses) arising during the period	(338)	(674)	336	49.9
Foreign currency translation adjustment:
Unrealized gains (losses) arising during the period	339	617	(278)	(45.1)
Recognized postretirement prior service cost:
Reclassification of net (gains) losses to net income	(11)	(11)	—	—
Income tax (expense) benefit	(8,177)	4,358	(12,535)	N.M.
Total other comprehensive income (loss)	13,690	(6,564)	20,254	N.M.
Comprehensive income	$71,384	$45,691	$25,693	56.2

	Six Months Ended June 30,		Change
	2016	2015	$	%
Net income attributable to TCF Financial Corporation	$105,740	$92,056	$13,684	14.9%
Other comprehensive income (loss):
Securities available for sale:
Unrealized gains (losses) arising during the period	40,263	(7,001)	47,264	N.M.
Reclassification of net (gains) losses to net income	1,023	590	433	73.4
Net investment hedges:
Unrealized gains (losses) arising during the period	(3,595)	2,914	(6,509)	N.M.
Foreign currency translation adjustment:
Unrealized gains (losses) arising during the period	3,748	(3,269)	7,017	N.M.
Recognized postretirement prior service cost:
Reclassification of net (gains) losses to net income	(23)	(23)	—	—
Income tax (expense) benefit	(14,307)	1,329	(15,636)	N.M.
Total other comprehensive income (loss)	27,109	(5,460)	32,569	N.M.
Comprehensive income	$132,849	$86,596	$46,253	53.4

N.M. Not Meaningful.

TCF FINANCIAL CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
(Dollars in thousands, except per-share data)
(Unaudited)

	At Jun. 30,	At Dec. 31,	Change
	2016	2015	$	%
ASSETS:
Cash and due from banks	$667,994	$889,337	$(221,343)	(24.9)%
Investments	61,644	70,537	(8,893)	(12.6)
Securities held to maturity	192,662	201,920	(9,258)	(4.6)
Securities available for sale	1,338,638	888,885	449,753	50.6
Loans and leases held for sale	358,806	157,625	201,181	127.6
Loans and leases:
Consumer real estate:
First mortgage lien	2,409,320	2,624,956	(215,636)	(8.2)
Junior lien	2,677,522	2,839,316	(161,794)	(5.7)
Total consumer real estate	5,086,842	5,464,272	(377,430)	(6.9)
Commercial	3,096,046	3,145,832	(49,786)	(1.6)
Leasing and equipment finance	4,120,359	4,012,248	108,111	2.7
Inventory finance	2,334,893	2,146,754	188,139	8.8
Auto finance	2,812,807	2,647,596	165,211	6.2
Other	20,890	19,297	1,593	8.3
Total loans and leases	17,471,837	17,435,999	35,838	0.2
Allowance for loan and lease losses	(158,572)	(156,054)	(2,518)	(1.6)
Net loans and leases	17,313,265	17,279,945	33,320	0.2
Premises and equipment, net	428,490	445,934	(17,444)	(3.9)
Goodwill	225,640	225,640	—	—
Other assets	482,371	529,786	(47,415)	(8.9)
Total assets	$21,069,510	$20,689,609	$379,901	1.8

LIABILITIES AND EQUITY:
Deposits:
Checking	$5,644,518	$5,690,559	$(46,041)	(0.8)%
Savings	4,676,715	4,717,457	(40,742)	(0.9)
Money market	2,534,034	2,408,180	125,854	5.2
Certificates of deposit	4,337,094	3,903,793	433,301	11.1
Total deposits	17,192,361	16,719,989	472,372	2.8
Short-term borrowings	4,695	5,381	(686)	(12.7)
Long-term borrowings	743,733	1,034,557	(290,824)	(28.1)
Total borrowings	748,428	1,039,938	(291,510)	(28.0)
Accrued expenses and other liabilities	708,963	622,765	86,198	13.8
Total liabilities	18,649,752	18,382,692	267,060	1.5
Equity:
Preferred stock, par value $0.01 per share, 30,000,000 shares authorized;
4,006,900 shares issued	263,240	263,240	—	—
Common stock, par value $0.01 per share, 280,000,000 shares authorized;
171,048,518 and 169,887,030 shares issued, respectively	1,710	1,699	11	0.6
Additional paid-in capital	862,226	851,836	10,390	1.2
Retained earnings, subject to certain restrictions	1,311,325	1,240,347	70,978	5.7
Accumulated other comprehensive income (loss)	11,763	(15,346)	27,109	N.M.
Treasury stock at cost, 42,566 shares, and other	(52,166)	(50,860)	(1,306)	(2.6)
Total TCF Financial Corporation stockholders' equity	2,398,098	2,290,916	107,182	4.7
Non-controlling interest in subsidiaries	21,660	16,001	5,659	35.4
Total equity	2,419,758	2,306,917	112,841	4.9
Total liabilities and equity	$21,069,510	$20,689,609	$379,901	1.8

N.M. Not Meaningful.

TCF FINANCIAL CORPORATION AND SUBSIDIARIES
SUMMARY OF CREDIT QUALITY DATA
(Dollars in thousands)
(Unaudited)

Over 60-Day Delinquencies as a Percentage of Portfolio(1)

	At	At	At	At	At	Change from
	Jun. 30,	Mar. 31,	Dec. 31,	Sep. 30,	Jun. 30,	Mar. 31,		Jun. 30,
	2016	2016	2015	2015	2015	2016		2015
Consumer real estate:
First mortgage lien	0.34%	0.38%	0.46%	0.36%	0.38%	(4)	bps	(4)	bps
Junior lien	0.03	0.05	0.05	0.08	0.08	(2)		(5)
Total consumer real estate	0.17	0.20	0.23	0.21	0.22	(3)		(5)
Commercial	0.11	—	—	0.25	—	11		11
Leasing and equipment finance	0.13	0.12	0.06	0.19	0.06	1		7
Inventory finance	—	—	0.01	0.01	—	—		—
Auto finance	0.13	0.09	0.14	0.11	0.11	4		2
Other	0.40	0.16	0.13	0.17	0.11	24		29
Subtotal	0.12	0.10	0.11	0.17	0.10	2		2
Acquired portfolios	0.41	0.41	0.41	0.37	0.28	—		13
Total delinquencies	0.12	0.10	0.11	0.17	0.10	2		2

(1)	Excludes non-accrual loans and leases.

Net Charge-Offs as a Percentage of Average Loans and Leases

	Quarter Ended(1)					Change from
	Jun. 30,	Mar. 31,	Dec. 31,	Sep. 30,	Jun. 30,	Mar. 31,		Jun. 30,
	2016	2016	2015	2015	2015	2016		2015
Consumer real estate:
First mortgage lien	0.35%	0.55%	0.54%	0.53%	0.79%	(20)	bps	(44)	bps
Junior lien	0.05	0.17	0.17	0.11	0.59	(12)		(54)
Total consumer real estate	0.19	0.35	0.34	0.32	0.69	(16)		(50)
Commercial	0.08	(0.02)	0.05	—	0.21	10		(13)
Leasing and equipment finance	0.11	0.13	0.16	0.09	0.16	(2)		(5)
Inventory finance	0.09	0.04	0.05	0.03	0.11	5		(2)
Auto finance	0.69	0.81	0.75	0.62	0.66	(12)		3
Other	N.M.	N.M.	N.M.	N.M.	N.M.	N.M.		N.M.
Total	0.23	0.27	0.29	0.23	0.41	(4)		(18)

N.M. Not Meaningful.

(1)	Annualized.

Non-Accrual Loans and Leases Rollforward

	Quarter Ended					Change from
	Jun. 30,	Mar. 31,	Dec. 31,	Sep. 30,	Jun. 30,	Mar. 31,	Jun. 30,
	2016	2016	2015	2015	2015	2016	2015
Balance, beginning of period	$198,649	$200,466	$206,110	$205,710	$222,143	$(1,817)	$(23,494)
Additions	35,280	38,029	44,387	48,505	40,846	(2,749)	(5,566)
Charge-offs	(5,475)	(7,436)	(9,002)	(7,055)	(14,050)	1,961	8,575
Transfers to other assets	(10,310)	(12,342)	(13,612)	(16,400)	(17,738)	2,032	7,428
Return to accrual status	(6,687)	(7,698)	(9,282)	(10,190)	(10,298)	1,011	3,611
Payments received	(17,774)	(15,551)	(20,103)	(14,721)	(15,543)	(2,223)	(2,231)
Sales	(900)	—	(775)	(705)	(353)	(900)	(547)
Other, net	2,759	3,181	2,743	966	703	(422)	2,056
Balance, end of period	$195,542	$198,649	$200,466	$206,110	$205,710	$(3,107)	$(10,168)

TCF FINANCIAL CORPORATION AND SUBSIDIARIES
SUMMARY OF CREDIT QUALITY DATA, CONTINUED
(Dollars in thousands)
(Unaudited)

Other Real Estate Owned Rollforward

	Quarter Ended					Change from
	Jun. 30,	Mar. 31,	Dec. 31,	Sep. 30,	Jun. 30,	Mar. 31,	Jun. 30,
	2016	2016	2015	2015	2015	2016	2015
Balance, beginning of period	$42,441	$49,982	$58,584	$58,007	$62,398	$(7,541)	$(19,957)
Transferred in	9,661	10,575	12,626	15,087	15,359	(914)	(5,698)
Sales	(16,058)	(18,885)	(19,174)	(13,442)	(17,164)	2,827	1,106
Writedowns	(2,027)	(2,744)	(2,130)	(2,868)	(4,003)	717	1,976
Other, net	2,775	3,513	76	1,800	1,417	(738)	1,358
Balance, end of period	$36,792	$42,441	$49,982	$58,584	$58,007	$(5,649)	$(21,215)

Allowance for Loan and Lease Losses

	At		At		At		At		At
	Jun. 30,		Mar. 31,		Dec. 31,		Sep. 30,		Jun. 30,
	2016		2016		2015		2015		2015
		% of		% of		% of		% of		% of
	Balance	Portfolio	Balance	Portfolio	Balance	Portfolio	Balance	Portfolio	Balance	Portfolio
Consumer real estate	$64,765	1.27%	$66,728	1.27%	$67,992	1.24%	$70,329	1.25%	$74,687	1.35%
Commercial	31,161	1.01	31,547	1.01	30,185	0.96	30,006	0.96	30,205	0.97
Leasing and equipment finance	20,124	0.49	19,454	0.49	19,018	0.47	18,177	0.47	17,669	0.47
Inventory finance	12,084	0.52	13,306	0.50	11,128	0.52	11,121	0.52	10,879	0.52
Auto finance	29,772	1.06	28,535	1.02	26,486	1.00	23,722	0.98	22,061	0.96
Other	666	3.19	504	2.66	1,245	6.45	607	2.94	614	2.81
Total	$158,572	0.91	$160,074	0.90	$156,054	0.90	$153,962	0.90	$156,115	0.93

Changes in Allowance for Loan and Lease Losses

	Quarter Ended					Change from
	Jun. 30,	Mar. 31,	Dec. 31,	Sep. 30,	Jun. 30,	Mar. 31,	Jun. 30,
	2016	2016	2015	2015	2015	2016	2015
Balance, beginning of period	$160,074	$156,054	$153,962	$156,115	$163,799	$4,020	$(3,725)
Charge-offs	(14,723)	(16,667)	(18,101)	(15,338)	(22,984)	1,944	8,261
Recoveries	4,592	4,761	5,523	5,397	5,506	(169)	(914)
Net (charge-offs) recoveries	(10,131)	(11,906)	(12,578)	(9,941)	(17,478)	1,775	7,347
Provision for credit losses	13,250	18,842	17,607	10,018	12,528	(5,592)	722
Other	(4,621)	(2,916)	(2,937)	(2,230)	(2,734)	(1,705)	(1,887)
Balance, end of period	$158,572	$160,074	$156,054	$153,962	$156,115	$(1,502)	$2,457

TCF FINANCIAL CORPORATION AND SUBSIDIARIES
CONSOLIDATED AVERAGE BALANCE SHEETS, YIELDS AND RATES
(Dollars in thousands)
(Unaudited)

	Three Months Ended June 30,
	2016			2015
	Average		Yields and	Average		Yields and
	Balance	Interest(1)	Rates(1)(2)	Balance	Interest(1)	Rates(1)(2)
ASSETS:
Investments and other	$322,477	$2,396	2.99%	$551,630	$3,216	2.34%
Securities held to maturity	194,693	1,116	2.29	209,834	1,384	2.64
Securities available for sale(3)
Taxable	697,902	3,853	2.21	566,499	3,501	2.47
Tax-exempt(4)	481,246	3,912	3.25	7,420	65	3.50
Loans and leases held for sale	497,797	9,968	8.05	340,912	7,774	9.15
Loans and leases:(5)
Consumer real estate:
Fixed-rate	2,327,409	33,143	5.73	2,776,177	39,696	5.73
Variable-rate	2,931,318	38,773	5.32	2,811,510	35,973	5.13
Total consumer real estate	5,258,727	71,916	5.50	5,587,687	75,669	5.43
Commercial:
Fixed-rate	982,914	12,129	4.96	1,193,011	14,954	5.03
Variable- and adjustable-rate	2,127,032	21,143	4.00	1,955,261	18,765	3.85
Total commercial	3,109,946	33,272	4.30	3,148,272	33,719	4.30
Leasing and equipment finance	4,032,112	44,824	4.45	3,751,776	43,738	4.66
Inventory finance	2,564,648	36,598	5.74	2,292,481	32,064	5.61
Auto finance	2,751,679	28,660	4.19	2,211,014	22,633	4.11
Other	9,585	135	5.77	10,734	185	6.92
Total loans and leases	17,726,697	215,405	4.88	17,001,964	208,008	4.90
Total interest-earning assets	19,920,812	236,650	4.77	18,678,259	223,948	4.81
Other assets(6)	1,286,506			1,209,514
Total assets	$21,207,318			$19,887,773
LIABILITIES AND EQUITY:
Non-interest bearing deposits:
Retail	$1,817,734			$1,699,668
Small business	861,394			822,683
Commercial and custodial	582,041			497,883
Total non-interest bearing deposits	3,261,169			3,020,234
Interest-bearing deposits:
Checking	2,478,673	92	0.02	2,422,909	137	0.02
Savings	4,677,681	336	0.03	5,033,329	800	0.06
Money market	2,557,897	4,033	0.63	2,261,567	3,450	0.61
Certificates of deposit	4,308,367	11,432	1.07	3,116,718	6,693	0.86
Total interest-bearing deposits	14,022,618	15,893	0.46	12,834,523	11,080	0.35
Total deposits	17,283,787	15,893	0.37	15,854,757	11,080	0.28
Borrowings:
Short-term borrowings	9,100	16	0.71	8,246	12	0.63
Long-term borrowings	840,739	5,111	2.43	1,234,205	5,960	1.93
Total borrowings	849,839	5,127	2.42	1,242,451	5,972	1.92
Total interest-bearing liabilities	14,872,457	21,020	0.57	14,076,974	17,052	0.49
Total deposits and borrowings	18,133,626	21,020	0.47	17,097,208	17,052	0.40
Other liabilities	690,363			594,352
Total liabilities	18,823,989			17,691,560
Total TCF Financial Corp. stockholders' equity	2,357,509			2,173,699
Non-controlling interest in subsidiaries	25,820			22,514
Total equity	2,383,329			2,196,213
Total liabilities and equity	$21,207,318			$19,887,773
Net interest income and margin		$215,630	4.35		$206,896	4.44

(1)	Interest and yields are presented on a fully tax-equivalent basis.

(2)	Annualized.

(3)	Average balances and yields of securities available for sale are based upon historical amortized cost and exclude equity securities.

(4)	The yield on tax-exempt securities available for sale is computed on a tax-equivalent basis using a statutory federal income tax rate of 35% for all periods presented.

(5)	Average balances of loans and leases include non-accrual loans and leases and are presented net of unearned income.

(6)	Includes leased equipment and related initial direct costs under operating leases of $131.9 million and $96.0 million for the second quarter of 2016 and 2015, respectively.

TCF FINANCIAL CORPORATION AND SUBSIDIARIES
CONSOLIDATED AVERAGE BALANCE SHEETS, YIELDS AND RATES
(Dollars in thousands)
(Unaudited)

	Six Months Ended June 30,
	2016			2015
	Average		Yields and	Average		Yields and
	Balance	Interest(1)	Rates(1)(2)	Balance	Interest(1)	Rates(1)(2)
ASSETS:
Investments and other	$335,778	$4,612	2.76%	$608,303	$6,713	2.22%
Securities held to maturity	196,998	2,435	2.47	210,735	2,789	2.65
Securities available for sale(3)
Taxable	669,349	7,671	2.29	520,851	6,581	2.53
Tax-exempt(4)	400,337	6,496	3.25	3,731	65	3.48
Loans and leases held for sale	432,741	18,472	8.58	308,709	13,610	8.89
Loans and leases:(5)
Consumer real estate:
Fixed-rate	2,379,091	68,345	5.78	2,843,979	83,056	5.89
Variable-rate	2,979,660	78,829	5.32	2,795,248	71,189	5.14
Total consumer real estate	5,358,751	147,174	5.52	5,639,227	154,245	5.51
Commercial:
Fixed-rate	997,892	24,558	4.95	1,233,186	30,684	5.02
Variable- and adjustable-rate	2,136,131	42,480	4.00	1,917,938	37,014	3.89
Total commercial	3,134,023	67,038	4.30	3,151,124	67,698	4.33
Leasing and equipment finance	4,012,395	89,478	4.46	3,740,691	87,223	4.66
Inventory finance	2,499,091	70,968	5.71	2,201,183	61,756	5.66
Auto finance	2,727,779	56,497	4.17	2,116,604	43,484	4.14
Other	9,802	277	5.70	11,173	398	7.19
Total loans and leases	17,741,841	431,432	4.88	16,860,002	414,804	4.95
Total interest-earning assets	19,777,044	471,118	4.78	18,512,331	444,562	4.83
Other assets(6)	1,291,993			1,221,633
Total assets	$21,069,037			$19,733,964
LIABILITIES AND EQUITY:
Non-interest bearing deposits:
Retail	$1,784,722			$1,673,364
Small business	857,519			813,554
Commercial and custodial	571,513			493,590
Total non-interest bearing deposits	3,213,754			2,980,508
Interest-bearing deposits:
Checking	2,459,618	173	0.01	2,400,957	288	0.02
Savings	4,688,923	682	0.03	5,088,007	1,901	0.08
Money market	2,515,324	7,840	0.63	2,205,764	7,017	0.64
Certificates of deposit	4,206,659	22,189	1.06	3,079,461	12,946	0.85
Total interest-bearing deposits	13,870,524	30,884	0.45	12,774,189	22,152	0.35
Total deposits	17,084,278	30,884	0.36	15,754,697	22,152	0.28
Borrowings:
Short-term borrowings	7,331	23	0.64	8,124	30	0.75
Long-term borrowings	951,626	10,797	2.27	1,206,019	11,244	1.87
Total borrowings	958,957	10,820	2.26	1,214,143	11,274	1.86
Total interest-bearing liabilities	14,829,481	41,704	0.56	13,988,332	33,426	0.48
Total deposits and borrowings	18,043,235	41,704	0.46	16,968,840	33,426	0.40
Other liabilities	670,635			591,463
Total liabilities	18,713,870			17,560,303
Total TCF Financial Corp. stockholders' equity	2,332,645			2,153,851
Non-controlling interest in subsidiaries	22,522			19,810
Total equity	2,355,167			2,173,661
Total liabilities and equity	$21,069,037			$19,733,964
Net interest income and margin		$429,414	4.36		$411,136	4.47

(1)	Interest and yields are presented on a fully tax-equivalent basis.

(2)	Annualized.

(3)	Average balances and yields of securities available for sale are based upon historical amortized cost and exclude equity securities.

(4)	The yield on tax-exempt securities available for sale is computed on a tax-equivalent basis using a statutory federal income tax rate of 35% for all periods presented.

(5)	Average balances of loans and leases include non-accrual loans and leases and are presented net of unearned income.

(6)	Includes leased equipment and related initial direct costs under operating leases of $132.7 million and $92.4 million for the six months ended June 30, 2016 and 2015, respectively.

TCF FINANCIAL CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME AND FINANCIAL HIGHLIGHTS
(Dollars in thousands, except per-share data)
(Unaudited)

	Three Months Ended
	Jun. 30,	Mar. 31,	Dec. 31,	Sep. 30,	Jun. 30,
	2016	2016	2015	2015	2015
Interest income:
Loans and leases	$214,128	$214,805	$212,346	$207,250	$207,164
Securities available for sale	6,396	5,498	4,864	4,161	3,543
Securities held to maturity	1,116	1,319	1,336	1,361	1,384
Investments and other	12,364	10,720	6,905	10,832	10,990
Total interest income	234,004	232,342	225,451	223,604	223,081
Interest expense:
Deposits	15,893	14,991	13,772	12,302	11,080
Borrowings	5,127	5,693	6,010	6,032	5,972
Total interest expense	21,020	20,684	19,782	18,334	17,052
Net interest income	212,984	211,658	205,669	205,270	206,029
Provision for credit losses	13,250	18,842	17,607	10,018	12,528
Net interest income after provision for credit losses	199,734	192,816	188,062	195,252	193,501
Non-interest income:
Fees and service charges	34,622	32,817	37,741	36,991	36,295
Card revenue	14,083	13,363	13,781	13,803	13,902
ATM revenue	5,288	5,021	5,143	5,739	5,540
Subtotal	53,993	51,201	56,665	56,533	55,737
Gains on sales of auto loans, net	10,143	11,920	3,136	10,423	10,756
Gains on sales of consumer real estate loans, net	10,839	9,384	13,104	7,143	11,954
Servicing fee income	9,502	8,883	8,622	8,049	7,216
Subtotal	30,484	30,187	24,862	25,615	29,926
Leasing and equipment finance	31,074	28,487	32,355	27,165	26,385
Other	2,405	2,843	1,806	3,070	1,460
Fees and other revenue	117,956	112,718	115,688	112,383	113,508
Gains (losses) on securities, net	—	(116)	(29)	(131)	(59)
Total non-interest income	117,956	112,602	115,659	112,252	113,449
Non-interest expense:
Compensation and employee benefits	118,093	124,473	109,061	116,708	116,159
Occupancy and equipment	36,884	37,008	37,824	34,159	36,152
FDIC insurance	3,751	4,113	5,173	4,832	4,864
Advertising and marketing	5,678	5,887	5,316	5,793	5,150
Other	49,987	43,348	46,441	45,750	45,887
Subtotal	214,393	214,829	203,815	207,242	208,212
Operating lease depreciation	9,842	9,573	13,608	9,485	8,582
Foreclosed real estate and repossessed assets, net	3,135	3,920	4,940	5,680	6,377
Other credit costs, net	(54)	12	224	(123)	(62)
Total non-interest expense	227,316	228,334	222,587	222,284	223,109
Income before income tax expense	90,374	77,084	81,134	85,220	83,841
Income tax expense	29,706	26,803	26,614	30,528	28,902
Income after income tax expense	60,668	50,281	54,520	54,692	54,939
Income attributable to non-controlling interest	2,974	2,235	2,028	2,117	2,684
Net income attributable to TCF Financial Corporation	57,694	48,046	52,492	52,575	52,255
Preferred stock dividends	4,847	4,847	4,847	4,847	4,847
Net income available to common stockholders	$52,847	$43,199	$47,645	$47,728	$47,408

Net income per common share:
Basic	$0.32	$0.26	$0.29	$0.29	$0.29
Diluted	0.31	0.26	0.29	0.29	0.29

Dividends declared per common share	$0.075	$0.075	$0.075	$0.05	$0.05

Financial highlights:
Pre-tax pre-provision profit(1)	$103,624	$95,926	$98,741	$95,238	$96,369
Return on average assets(2)	1.14%	0.96%	1.08%	1.10%	1.11%
Return on average common equity(2)	10.09	8.45	9.53	9.76	9.93
Net interest margin(2)	4.35	4.37	4.35	4.40	4.44

(1)	Pre-tax pre-provision profit is calculated as total revenues less non-interest expense.

(2)	Annualized.

TCF FINANCIAL CORPORATION AND SUBSIDIARIES
CONSOLIDATED QUARTERLY AVERAGE BALANCE SHEETS
(In thousands)
(Unaudited)

	Jun. 30, 2016	Mar. 31, 2016	Dec. 31, 2015	Sep. 30, 2015	Jun. 30, 2015
ASSETS:
Investments and other	$322,477	$349,079	$405,252	$463,312	$551,630
Securities held to maturity	194,693	199,303	201,944	205,264	209,834
Securities available for sale:(1)
Taxable	697,902	640,796	611,816	601,889	566,499
Tax-exempt	481,246	319,427	221,113	92,484	7,420
Loans and leases held for sale	497,797	367,686	180,278	348,215	340,912
Loans and leases:(2)
Consumer real estate:
Fixed-rate	2,327,409	2,430,773	2,520,567	2,637,875	2,776,177
Variable-rate	2,931,318	3,028,001	3,083,957	2,968,507	2,811,510
Total consumer real estate	5,258,727	5,458,774	5,604,524	5,606,382	5,587,687
Commercial:
Fixed-rate	982,914	1,012,870	1,090,001	1,137,744	1,193,011
Variable- and adjustable-rate	2,127,032	2,145,231	2,027,982	1,980,280	1,955,261
Total commercial	3,109,946	3,158,101	3,117,983	3,118,024	3,148,272
Leasing and equipment finance	4,032,112	3,992,678	3,911,025	3,821,590	3,751,776
Inventory finance	2,564,648	2,433,534	2,180,534	2,036,054	2,292,481
Auto finance	2,751,679	2,703,880	2,514,923	2,361,057	2,211,014
Other	9,585	10,018	9,060	9,833	10,734
Total loans and leases	17,726,697	17,756,985	17,338,049	16,952,940	17,001,964
Total interest-earning assets	19,920,812	19,633,276	18,958,452	18,664,104	18,678,259
Other assets(3)	1,286,506	1,297,479	1,245,751	1,217,396	1,209,514
Total assets	$21,207,318	$20,930,755	$20,204,203	$19,881,500	$19,887,773

LIABILITIES AND EQUITY:
Non-interest-bearing deposits:
Retail	$1,817,734	$1,751,710	$1,639,550	$1,649,995	$1,699,668
Small business	861,394	853,645	874,892	852,211	822,683
Commercial and custodial	582,041	560,983	525,692	516,461	497,883
Total non-interest bearing deposits	3,261,169	3,166,338	3,040,134	3,018,667	3,020,234
Interest-bearing deposits:
Checking	2,478,673	2,440,563	2,384,452	2,399,119	2,422,909
Savings	4,677,681	4,700,164	4,721,571	4,860,509	5,033,329
Money market	2,557,897	2,472,751	2,349,127	2,297,893	2,261,567
Certificates of deposit	4,308,367	4,104,951	3,793,653	3,400,282	3,116,718
Total interest-bearing deposits	14,022,618	13,718,429	13,248,803	12,957,803	12,834,523
Total deposits	17,283,787	16,884,767	16,288,937	15,976,470	15,854,757
Borrowings:
Short-term borrowings	9,100	5,562	28,364	30,326	8,246
Long-term borrowings	840,739	1,062,513	1,009,591	1,057,903	1,234,205
Total borrowings	849,839	1,068,075	1,037,955	1,088,229	1,242,451
Total interest-bearing liabilities	14,872,457	14,786,504	14,286,758	14,046,032	14,076,974
Total deposits and borrowings	18,133,626	17,952,842	17,326,892	17,064,699	17,097,208
Other liabilities	690,363	650,908	595,317	578,718	594,352
Total liabilities	18,823,989	18,603,750	17,922,209	17,643,417	17,691,560
Total TCF Financial Corporation stockholders' equity	2,357,509	2,307,781	2,263,018	2,218,614	2,173,699
Non-controlling interest in subsidiaries	25,820	19,224	18,976	19,469	22,514
Total equity	2,383,329	2,327,005	2,281,994	2,238,083	2,196,213
Total liabilities and equity	$21,207,318	$20,930,755	$20,204,203	$19,881,500	$19,887,773

(1)	Average balances of securities available for sale are based upon historical amortized cost and exclude equity securities.

(2)	Average balances of loans and leases include non-accrual loans and leases and are presented net of unearned income.

(3)
Includes leased equipment and related initial direct costs under operating leases of $131.9 million, $133.6 million, $123.8 million, $107.5 million and $96.0 million for the second quarter and first quarter of 2016, and for the fourth quarter, third quarter and second quarter of 2015, respectively.

TCF FINANCIAL CORPORATION AND SUBSIDIARIES
CONSOLIDATED QUARTERLY YIELDS AND RATES(1)(2)
(Unaudited)

	Jun. 30, 2016	Mar. 31, 2016	Dec. 31, 2015	Sep. 30, 2015	Jun. 30, 2015
ASSETS:
Investments and other	2.99%	2.55%	2.59%	2.52%	2.34%
Securities held to maturity	2.29	2.65	2.64	2.65	2.64
Securities available for sale:(3)
Taxable	2.21	2.38	2.41	2.43	2.47
Tax-exempt(4)	3.25	3.24	3.26	3.35	3.50
Loans and leases held for sale	8.05	9.30	9.38	9.00	9.15
Loans and leases:
Consumer real estate:
Fixed-rate	5.73	5.82	5.73	5.72	5.73
Variable-rate	5.32	5.32	5.18	5.12	5.13
Total consumer real estate	5.50	5.54	5.43	5.40	5.43
Commercial:
Fixed-rate	4.96	4.94	5.05	5.05	5.03
Variable- and adjustable-rate	4.00	4.00	4.05	3.80	3.85
Total commercial	4.30	4.30	4.40	4.26	4.30
Leasing and equipment finance	4.45	4.47	4.55	4.59	4.66
Inventory finance	5.74	5.68	5.66	5.83	5.61
Auto finance	4.19	4.14	4.17	4.13	4.11
Other	5.77	5.63	6.88	6.31	6.92
Total loans and leases	4.88	4.89	4.89	4.88	4.90

Total interest-earning assets	4.77	4.80	4.76	4.79	4.81

LIABILITIES:
Interest-bearing deposits:
Checking	0.02	0.01	0.02	0.02	0.02
Savings	0.03	0.03	0.04	0.05	0.06
Money market	0.63	0.62	0.62	0.62	0.61
Certificates of deposit	1.07	1.05	1.00	0.93	0.86
Total interest-bearing deposits	0.46	0.44	0.41	0.38	0.35
Total deposits	0.37	0.36	0.34	0.31	0.28
Borrowings:
Short-term borrowings	0.71	0.53	0.09	0.22	0.63
Long-term borrowings	2.43	2.14	2.37	2.27	1.93
Total borrowings	2.42	2.13	2.31	2.21	1.92

Total interest-bearing liabilities	0.57	0.56	0.55	0.52	0.49

Net interest margin	4.35	4.37	4.35	4.40	4.44

(1)	Annualized.

(2)	Yields are presented on a fully tax-equivalent basis.

(3)	Average yields of securities available for sale are based upon historical amortized cost and exclude equity securities.

(4)	The yield on tax-exempt securities available for sale is computed on a tax-equivalent basis using a statutory federal income tax rate of 35% for all periods presented.

TCF FINANCIAL CORPORATION AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES(1)
(Dollars in thousands)
(Unaudited)
		At Jun. 30,	At Dec. 31,
		2016	2015
Computation of tangible common equity to tangible assets and tangible book value per common share:
Total equity		$2,419,758	$2,306,917
Less: Non-controlling interest in subsidiaries		21,660	16,001
Total TCF Financial Corporation stockholders' equity		2,398,098	2,290,916
Less: Preferred stock		263,240	263,240
Total common stockholders' equity	(a)	2,134,858	2,027,676
Less:
Goodwill		225,640	225,640
Other intangibles		2,394	3,126
Tangible common equity	(b)	$1,906,824	$1,798,910

Total assets	(c)	$21,069,510	$20,689,609
Less:
Goodwill		225,640	225,640
Other intangibles		2,394	3,126
Tangible assets	(d)	$20,841,476	$20,460,843

Common stock shares outstanding	(e)	171,005,952	169,844,464

Common equity to assets	(a) / (c)	10.13%	9.80%
Tangible common equity to tangible assets	(b) / (d)	9.15%	8.79%

Book value per common share	(a) / (e)	$12.48	$11.94
Tangible book value per common share	(b) / (e)	$11.15	$10.59

		Three Months Ended			Six Months Ended
		Jun. 30,	Mar. 31,	Jun. 30,	Jun. 30,	Jun. 30,
		2016	2016	2015	2016	2015
Computation of return on average tangible common equity:
Net income available to common stockholders	(f)	$52,847	$43,199	$47,408	$96,046	$82,362
Plus: Other intangibles amortization		366	366	389	732	778
Less: Income tax expense attributable to other intangibles amortization		129	131	143	258	287
Adjusted net income available to common stockholders	(g)	$53,084	$43,434	$47,654	$96,520	$82,853

Average balances:
Total equity		$2,383,329	$2,327,005	$2,196,213	$2,355,167	$2,173,661
Less: Non-controlling interest in subsidiaries		25,820	19,224	22,514	22,522	19,810
Total TCF Financial Corporation stockholders' equity		2,357,509	2,307,781	2,173,699	2,332,645	2,153,851
Less: Preferred stock		263,240	263,240	263,240	263,240	263,240
Average total common stockholders' equity	(h)	2,094,269	2,044,541	1,910,459	2,069,405	1,890,611
Less:
Goodwill		225,640	225,640	225,640	225,640	225,640
Other intangibles		2,596	2,966	4,110	2,781	4,291
Average tangible common equity	(i)	$1,866,033	$1,815,935	$1,680,709	$1,840,984	$1,660,680

Return on average common equity(2)	(f) / (h)	10.09%	8.45%	9.93%	9.28%	8.71%
Return on average tangible common equity(2)	(g) / (i)	11.38%	9.57%	11.34%	10.49%	9.98%

(1)
When evaluating capital adequacy and utilization, management considers financial measures such as tangible common equity to tangible assets, tangible book value per common share and return on average tangible common equity. These measures are non-GAAP financial measures and are viewed by management as useful indicators of capital levels available to withstand unexpected market or economic conditions and also provide investors, regulators and other users with information to be viewed in relation to other banking institutions.

(2)	Annualized.

###